UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
ATLANTIC CITY ELECTRIC COMPANY (Exact name of registrant as specified in its charter)
New Jersey (State or other jurisdiction of incorporation)	001-03559 (Commission File Number)	21-0398280 (IRS Employer Identification No.)
800 King Street, PO Box 231, Wilmington, DE (Address of principal executive offices)		19899 (Zip Code)
Registrant's telephone number, including area code (302) 429-3018
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACE Form 8-K
Item 2.01	Completion of Acquisition or Disposition of Assets

          On September 1, 2006, Atlantic City Electric Company ("ACE"), a subsidiary of Pepco Holdings, Inc. ("Pepco Holdings"), completed the sale to Duquesne Light Holdings, Inc. of (i) a 2.47% interest in Keystone Station, a jointly-owned coal-fired generating plant located in Shelocta, Pennsylvania and a (ii) 3.83% interest in Conemaugh Station, a jointly-owned coal-fired generating plant located in New Florence, Pennsylvania. The sale price was $173 million.

          Approximately $80 million of the net gain from the sale will be used to offset the remaining deferred balance, which ACE had been recovering in rates, and the approximately $54.2 million balance of the net gain will be returned to ratepayers over a 33-month period as a credit on their bills.

          The sale was made pursuant to a Purchase and Sale Agreement, dated as of November 14, 2005, by and between ACE and Duquesne Light Holdings, Inc. The Purchase and Sale Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ACE on November 16, 2005.

There is no material relationship between ACE or its affiliates and Duquesne Light Holdings, Inc. or its affiliates other than in respect of the transaction described above.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ATLANTIC CITY ELECTRIC COMPANY (Registrant)
Date September 5, 2006	/s/ Joseph M. Rigby Name: Joseph M. Rigby Title: Chief Financial Officer
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